Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Tempest Therapeutics, Inc. 2017 Equity Incentive Plan and Inception 2, Inc. 2011 Equity Incentive Plan of our report dated March 29, 2021, with respect to the consolidated financial statements of Millendo Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Grand Rapids, Michigan

July 6, 2021